UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2020

WSFS FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35638	22-2866913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Delaware Avenue, Wilmington, Delaware 19801

(Address of Principal Executive Offices, and Zip Code)

(302) 792-6000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSFS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On December 3, 2020, WSFS Financial Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement with Piper Sandler & Co., as representative of the several underwriters named therein (the “Underwriting Agreement”), for the issuance and sale by the Company of $150 million aggregate principal amount of its 2.75% Fixed-to-Floating Rate Senior Notes due 2030 (the “Notes”). The Company estimates the net proceeds from the sale of the Notes, after deducting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $147,923,135. The Company intends to use the net proceeds for general corporate purposes including, but not limited to, financing organic growth, acquisitions, repurchases of common stock, and redemption of outstanding indebtedness. The Company registered the offering and sale of the Notes under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-235572), which was filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2019 (the “Registration Statement”). The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions.

The offering of the Notes closed on December 8, 2020. The Notes were issued pursuant to the Indenture, dated as of August 27, 2012 (as amended and supplemented from time to time, the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture, dated as of December 8, 2020, between the Company and the Trustee (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The terms of the Notes are set forth in the Indenture.

The Notes will bear interest from and including December 8, 2020 to but excluding December 15, 2025, at a fixed rate of 2.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2021. From and including December 15, 2025 to but excluding the maturity date or earlier redemption date, the interest rate will reset quarterly at an annual floating rate equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined in the Notes)) plus 248.5 basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2026. Notwithstanding the foregoing, if the benchmark is less than zero, the benchmark rate shall be deemed to be zero.

The Notes are redeemable beginning on December 15, 2025, and on any interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

On December 4, 2020, the Company issued a press release announcing the pricing of its offering of the Notes, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the issuance of the Notes, the opinion of Covington & Burling LLP with respect to the validity of the Notes is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing summaries of the Underwriting Agreement, the Base Indenture, the Third Supplemental Indenture and the form of the Notes are not complete and are each qualified in their entirety by reference to the complete text of the respective documents, each of which is attached hereto as an exhibit and is incorporated herein by reference in its entirety.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated December 3, 2020, between WSFS Financial Corporation and Piper Sandler & Co., as representative of the underwriters named therein
4.1	Senior Debt Indenture, dated as of August 27, 2012, between WSFS Financial Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to WSFS Financial Corporation’s Registration Statement on Form 8-A filed with the SEC on August 27, 2012, File No. 001-35638).
4.2	Third Supplemental Indenture, dated as of December 8, 2020, between WSFS Financial Corporation and U.S. Bank National Association, as trustee
4.3	Form of 2.75% Fixed-to-Floating Rate Senior Notes due 2030 (included as Exhibit A to Exhibit 4.2)
5.1	Opinion of Covington & Burling LLP, as to the validity of the Notes
23.1	Consent of Covington & Burling LLP (contained in Exhibit 5.1 hereto)
99.1	Press Release, dated December 4, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSFS Financial Corporation

By:	/s/ Dominic C. Canuso
Dominic C. Canuso
Executive Vice President and Chief Financial Officer

Date: December 8, 2020